UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 11, 2006

Consolidated Natural Gas Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3196	54-1966737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2006, Dominion Resources, Inc. and its wholly-owned subsidiary Consolidated Natural Gas Company entered into a $1.9 billion Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and two additional lenders. Wachovia Capital Markets, LLC served as Sole Lead Arranger and Sole Bookrunner. This credit facility replaces four bilateral credit facilities totaling $1.9 billion dated August 30 and 31, 2005. The principal change from the previous agreements is the extension of the maturity date to December 31, 2006. The previous agreements, under which no loans were outstanding, were terminated following closing of the new facility. A copy of the new credit agreement is included as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10.1	$1.9 billion Credit Agreement, dated as of January 11, 2006 among Dominion Resources, Inc., Consolidated Natural Gas Company, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and other lenders as named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED NATURAL GAS COMPANY Registrant

/s/ G. SCOTT HETZER
G. Scott Hetzer
Senior Vice President and Treasurer

Date: January 13, 2006